DT INDUSTRIES, INC.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN


     THIS PLAN, effective as of the 1st day of January, 1999 (the "Effective Date"), hereby established by DT Industries, Inc., a Delaware corporation (hereinafter referred to as the "Employer" or the "Company"),

     WITNESSETH THAT:

     WHEREAS, the Employer recognizes the valuable services heretofore performed for it by the employees participating in this Plan (herein the "Participants" or the "Employees");

     WHEREAS, the Employer desires to establish the Plan to provide retirement benefits as provided herein to a select group of management or highly compensated employees;

     WHEREAS, each Participant desires to defer a portion of his or her compensation as provided herein and to receive the benefits provided for herein; and

     WHEREAS, the Employer desires to provide the terms and conditions upon which the Employees may defer a portion of their compensation, and the terms under which the Employer shall pay such deferred compensation to the Employees;

     NOW, THEREFORE, in consideration of these premises, the Employer hereby declares:

     1.   Establishment and Purpose.

          a. Establishment. Employer hereby establishes the Plan as of the Effective Date.

          b. Name. The Plan shall be known as the "DT Industries, Inc. Nonqualified Deferred Compensation Plan."

          c. Purpose. The purpose of the Plan is to defer the payment of a portion of the compensation of the Participants, so that such amount may be paid to the Participants (or their beneficiaries) upon termination of employment.

     2.   Definitions.

     Except as otherwise provided herein, the following terms shall have the definitions hereinafter indicated wherever used in this Plan with initial capital letters:

          a. Beneficiary: any person, entity, or any combination thereof designated in a Beneficiary Designation (which may be included in a Participant Agreement) executed by a Participant to receive benefits under this Plan in the event of the Participant's death, or in the absence of any such designation, to his or her estate.

          b. Beneficiary Designation: A document (in such form as the Company may specify from time to time) providing for the designation by the Participant of his or her Beneficiary or Beneficiaries, as amended from time to time. The Beneficiary Designation may be included as part of a Participant Agreement.

          c. Code: The Internal Revenue Code of 1986, as amended, or any successor provisions.

          d. Compensation: all wages, incentive amounts, salaries, bonuses, and any and all amounts to be paid to a Participant for services rendered to the Employer, or any other amount as agreed to by the Employer from time to time.

          e. Deferred Compensation Account: shall have the meaning set forth in Section 6 of this Plan.

          f. Employee: An employee of the Employer selected by the Employer to participate in this Plan, provided that all Participants herein shall be members of a select group of management or highly compensated employees, and further provided that each Employee participating hereunder shall be a participant in a 401(k) plan maintained by the Employer.

          g. Employee Contributions. The contributions made by the Employee and credited to the Employee's Deferred Compensation Account under Section 3 hereof. Such amounts may also be referred to herein as "Employee Elective Deferrals."

          h. Employer: The terms "Employer" and "Company" shall mean DT Industries, Inc., a Delaware corporation, and its successors and assigns.

          i. Employer Contributions. The amounts credited by the Employer to an Employee's Deferred Compensation Account under Section 4 hereof.

          j. Employer's 401(k) Plan. Those plans, as amended from time to time, maintained by the Employer, described in Section 401(k) of the Code.

          k. ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          l.   Participant:   The   term   "Participant"  shall  have  the  same
definition herein as the term "Employee."

          m. Participant Agreement. A document (in such form as the Company may specify from time to time) providing for the deferral of a portion of an Employee's Compensation, and such other matters as are set forth therein, which may include a Beneficiary Designation. Herein the term "Participation Agreement" shall have the same meaning as the term "Participant Agreement."

          n. Plan: This DT Industries, Inc. Nonqualified Deferred Compensation Plan.

          o.   Plan Year: The calendar year.

     3. Employee Elective Deferrals. As a condition to participating in this Plan, a Participant shall execute and file with the Employer, prior to the Effective Date (or the date on which the individual becomes a Participant), a Participant Agreement, in substantially the form of Exhibit A attached hereto (as may be amended from time to time by the Employer), designating the portion of his or her Compensation which shall be deferred. The Employer may designate the maximum and minimum amounts and types of compensation that may be deferred from time to time. No amount shall be deferred from any amount which was earned or paid before the Participant executed the Participant Agreement.

          a. Maximum Deferral Amounts. The maximum amount that may be deferred by any Employee for any Plan Year shall be the difference between (i) the maximum amount of the Employee's Compensation that could be deferred by an employee under a plan described in Section 401(k) of the code (currently 15% of Compensation) without regard to any restrictions or limitations under Section 401(a)(17) or 415 of the Code (or any similar restrictions imposed as designated by the Employer) and (ii) the amount actually deferred by the Employee under the Employer's 401(k) Plan. For example, if the Employee's Compensation is $200,000, the maximum percentage of compensation that can be deferred under a 401(k) plan is 15%, and the amount deferred by the Employee under the Employer's 401(k) Plan is $8,000, the maximum amount that the Employee could elect to defer under this Plan for such year would be $22,000 [($200,000 x 15%) - $8,000 = $22,000].

          b. Continuation or Change of Deferral Amount. The Participant may change the amount deferred, as permitted by the Employer from time to time, by the execution of a subsequent written agreement or amendment, on a form as permitted by the Employer, provided that any such change shall not be effective for any amounts earned prior to such amendment or new agreement. The dates on which a Participant may change deferral percentages shall be the same as the dates on which the Participant may change deferral percentages under the Employer's 401(k) Plan in which the Participant is enrolled. The Employer shall allow such a change at least annually. Any such change shall be effective upon such execution, or if applicable, a future date specified by such agreement or amendment. The same amount shall continue to be deferred until the Employee and the Employer execute such an amendment or new agreement.

          c. New Participants. If an individual becomes a Participant under this Plan after the beginning of a year, the Participant shall execute and file with the Employer, prior to becoming a Participant in this Plan, a Participant Agreement, in substantially the form of Exhibit A attached hereto (or such other form as the Employer may designate from time to time) designating the portion of his or her Compensation for such year which shall be deferred.

     4. Employer Contributions. The Employer shall credit to a Participant's Deferred Compensation Account, quarterly, an amount equal to the difference between (i) the amount of matching contributions that the Employer would have made on behalf of the Employee in the absence of the restrictions set forth in Sections 401(a)(17) and 415 of the Code (and any similar restrictions that the Employer may determine) based on the percentage of compensation used by the Employer in making matching contributions and the Employee Contributions for such quarter under Section 3 hereof, and (ii) the amount of matching contributions that the Employer actually made on behalf of the Employee to the Employer's 401(k) Plan for such quarter. For example, if the Employee's Compensation is $200,000, the Employer's matching contribution is 3% of Compensation, the amount contributed by the Employer to the Employer's 401(k) Plan on behalf of the Employee was $4,800 ($160,000 x 3% = $4,800), and the Employee made the maximum contribution permitted under Section 3 hereof, the Employer's Contribution under this Section 4 for such year would be $1,200 [($200,000 x 3%) - $4,800 = $1,200], or $300 per quarter. A participant must be an active employee of the Employer on the last day of the quarter in order for the Employer to be required to credit such amount, except for those Participants who retire during the quarter, become totally disabled or deceased during the quarter, or who separate involuntarily for reasons other than cause during the quarter. The Employer shall have complete and absolute discretion in determining whether any termination was for "cause."

     5. Earnings or Investment Amounts. In addition to the other amounts credited to a Participant's Deferred Compensation Account, the employer shall also credit (or reduce) an Employee's Deferred Compensation Account by an amount equal to the amount that would have been earned (or lost) if the amounts deferred hereunder were invested in approximately the same manner as the Employee's account balance under the Employer's 401(k) Plan (which is invested pursuant to the Employee's directions). Such amounts shall be referred to herein as the "Earnings Amounts" and shall be credited to (or deducted from) the
Participant's Deferred Compensation Account at least annually (or more frequently at the discretion of the Employer). Earnings shall be credited on (or deducted from) a Deferred Compensation Account until all payments with respect to such account have been made hereunder. The Employer shall not be liable or otherwise responsible for any decrease in a Participant's Deferred Compensation Account because of the investment performance of the designated assets. The
Employer, in its sole and absolute discretion may (or may not) acquire any investment product or any other instrument or otherwise invest any amount to provide the funds from which it can satisfy its obligations to make benefit payments under this Plan. To the extent that a Participant or his or her Beneficiary acquires a right to receive payments from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer.

     6. Deferred Compensation Account. The Employee Elective Deferrals, the Employer Contributions and the Earnings Amounts shall be credited to a deferred compensation bookkeeping account maintained by the Employer for each Participant as calculated by the Employer (herein the "Deferred Compensation Account"). If the Earnings Amount is a loss, it shall be deducted from the Deferred Compensation Account.

     7. Vesting of the Participant's Deferred Compensation Account. Notwithstanding any other provisions herein, an Employee shall not be entitled to any benefits hereunder until such amounts are vested under this Section 7. The Employee's interest in an amount based on the Deferred Compensation Account maintained for him or her shall vest in the same manner as amounts credited for the Participant's benefits under the Employer's 401(k) Plan in which the Employee is a participant, provided that in the event of a "Change of Control" (as defined herein), the Participant shall be fully vested in the Employer Contributions and Earnings Amounts. For purposes of this Section 7, the term "Change of Control" shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated the Company's then outstanding securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

     8.   Benefit Payments.

          a. Benefits Paid Upon Termination of Employment. When the Employee retires from the Company, the Company shall pay to the Employee an amount equal to his or her Vested Deferred Compensation Account, in annual installments over a period of fifteen (15) years, with each payment equal to the amount of the Employee's remaining Vested Deferred Compensation Account divided by the remaining number of installment payments (including the installment payment currently being made), provided that at any time the Company shall have the option of paying the Employee a lump-sum amount equal to his or her remaining Deferred Compensation Account, and thereafter the Company shall have no further obligation hereunder with respect to such Employee and his or her Beneficiaries. An Employee "retires from the Company" under this Plan if he or she terminates employment after five (5) years of service as a Participant under this Plan or after attaining age fifty-five (55), whichever occurs later. If the Employee dies before receiving all such retirement payments, the remaining payments shall be made to the Employee's Beneficiary. If the Employee voluntarily or involuntarily terminates employment with the Company prior to retirement, an amount equal to his or her Vested Deferred Compensation Account shall be paid to the Employee in a lump sum within 90 days of termination (upon the death of the Employee prior to retirement, such lump sum shall be paid to the Employee's Beneficiary).

          b. Payment Only from Employer Assets. Any payment of benefits to a Participant or his or her Beneficiary shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Employer; no person shall have or acquire any interest in such assets by virtue of the provisions of this Plan. To the extent that a Participant or his or her Beneficiary acquires a right to receive payments from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employee shall have the status of a general unsecured creditor of the Company and the provisions hereof constitute a mere promise by the Company to make benefit payments in the future.

          c. Beneficiaries. A Participant may designate his or her Beneficiary or Beneficiaries to receive the amounts as provided herein after his or her death by delivering a writing, in substantially the form as set forth in the Participation Agreement attached hereto as Exhibit A (or in such other form as the Company may designate from time to time). In the absence of such a designation, the Employer shall pay any such amount to the Participant's estate.

          d. No Trust. Nothing contained in this Plan, and no action taken pursuant to its provisions shall create, or be construed to create, a trust of any kind. The Company may create a trust by a separate document to assist it in making payments hereunder, provided that any such trust shall not cause this Plan to be considered "funded" for purposes of the Code or ERISA. It is the intention of the parties that this arrangement shall be unfunded for tax purposes and for purposes of Title I of ERISA.

     9.   Administration of the Plan and Claims Procedure.

          a. Determinations. The Employer, or a committee or other group designated by the Employer, shall make all determinations as to rights to benefits under this Plan. The Employer (or its designee) shall have full power and authority to interpret, construe and administer this Plan. The interpretation and construction of this Plan by the Employer (or its designee), and any action taken pursuant thereto, shall be binding and conclusive upon all parties in interest.

          b. Reports. The Employer shall provide each Participant with a statement reflecting the amount of the Participant's Deferred Compensation Account at least annually.

          c. No Liability. No employee, agent, officer or director of the Employer (or its designee) shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act is made in good faith.

          d. Designation of Board of Directors. The Employer hereby designates the Employer's Board of Directors (the "Board of Directors") to administer this Plan. The Board of Directors shall have all the authority as is granted to the Employer under the terms of this Plan for the administration of this Plan in accordance with its terms and in ruling on such questions arising out of the administration, interpretation and application of the Plan. The Board of Directors may approve or disapprove all documents in connection herewith, and make all other determinations hereunder. Members of the Board of Directors may participate in the Plan, but no member of the Board of Directors shall be entitled to make decisions which relate solely to his or her own participation. The Employer reserves the right to designate a different group or committee to administer this Plan from time to time, or to make any determinations directly at any time. If no such committee is designated at any time, such functions, as appropriate, may be conducted by the Employer's Board of Directors or other governing body. The Employer's Board of Directors or other governing body hereby reserves the right to revoke such designation at any time and to make other designations (and to revoke such designations) at any time.

          e. Claims Procedure. The following provisions are hereby made a part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"):

          (1)  The named fiduciary under this Plan is the Employer.

          (2)  This Plan is  unfunded.  The  Participants  shall  defer  certain amounts under this Plan, but all benefits shall be paid from the Employer's general assets which at all times shall remain subject to the claims of the Employer's general creditors.

          (3) Direct payment by the Employer is the basis of payment of benefits under this Plan.

          (4)  The following claims  procedures shall apply for purposes of this
Plan.  Any  and  all  persons  presenting  claims  hereunder   (individually  or
collectively, "Claimant") must follow these procedures.

               (a) For claims procedure purposes, the "Claims Manager" shall be the chairperson of the Board of Directors (or the chairperson of any other group or committee designated by the Employer to administer the Plan, or a designated member of the Board of Directors or other governing body of the Employer).

               (b) A Claimant shall make a claim for benefits hereunder by submitting a written claim to the Employer (or its designee) in accordance with any procedures and guidelines established from time to time by the Employer, and in the absence of any specific procedures or guidelines shall be delivered in the manner set forth herein for providing notice to the Employer under this Plan. The Claims Manager shall decide whether the claim shall be allowed, and the following claims procedure shall apply:

                    (i) If for any reason a claim for benefits under this Plan is denied by the Claims Manager, the Claims Manager shall deliver to the Claimant a written explanation setting forth: the specific reason or reasons for the denial; specific references to pertinent Plan provisions; a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and appropriate information as to the steps to be taken if the Claimant wishes to submit his or her claim for review, all written in a manner calculated to be understood by the Claimant. For this purpose:

                         (A) The Claimant's claim shall be deemed filed when delivered in writing as provided herein.

                         (B) The Claims Manager's explanation shall be in writing delivered to the Claimant within 90 days of the date the claim is filed, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Claims Manager expects to render the final decision.

                    (ii) The Claimant  shall have 60 days  following  his or her receipt  of the  denial  of the  claim to file  with  the  Claims
               Manager a written request for review of the denial. For such review, the Claimant or his or her representative may review pertinent documents and submit issues and comments in writing.

                    (iii) On  review,  a decision  shall be made  within 60 days after the Claims Manager's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If the decision on review is not furnished within such time, the claim shall be deemed denied on review. The Claims Manager may designate an appropriate person to review the claim, who may be a member of the Employer's Board of Directors or other governing body, or a member of any other group or committee designated hereunder.

     10. Non-Assignability of Benefits. Neither any Participant nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. Such amounts shall not be subject to seizure by any creditor of a Participant or any Beneficiary hereunder, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy or insolvency of any Participant or any Beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate the Participant's participation in this Plan, and the Employer shall thereupon have no further liability hereunder with respect to such Participant and his or her Beneficiary.

     11. Amendment. The Employer may amend, alter, modify or terminate this Plan on a prospective basis at any time, provided that no such termination shall adversely affect a Participant's entitlement to benefits attributable to amounts credited to his or her Deferred Compensation Account and which are vested (as provided herein) prior to the termination of this Plan. This Plan may be amended, altered or modified on a retroactive basis by a written agreement signed by the Employer and the impacted Participant(s).

     12. Impact on Other Benefits. Except as otherwise required by the Code or any other applicable law, this Plan and the benefits provided herein are in addition to all other benefits which may be provided by the Employer to the Participants from time to time, and shall not reduce, replace or otherwise cause any reduction, in any manner, with regard to any of such other benefits, provided that the amounts otherwise payable to the Participant shall each year be reduced by his or her respective Employee Contributions..

     13. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by the Employer or any Participant or Beneficiary shall be in writing, and shall be signed by the person or entity giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified or registered mail, postage prepaid, addressed to the principal office of the Employer, or if to a Participant or Beneficiary, to such individual or entity's last known address as shown on the records of the Employer. The date of such mailing shall be deemed the date of notice, consent or demand.

     14. Tax Withholding. The Employer shall have the right to deduct from all payments made under this Plan any federal, state or local taxes required to be withheld on such payments.

     15. No Guarantee of Continued Employment. Nothing herein shall be interpreted to guarantee an Employee continued employment with the Company, and nothing herein shall be interpreted to impact the ability of the Employer to terminate the employment of any Participant at any time.

     16. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to its conflict of law rules.

     IN WITNESS WHEREOF, the Employer has executed and adopted this Plan as of the Effective Date.

                                              DT INDUSTRIES, INC.


                                              By:_______________________________
                                                 Print Name:
                                                 Print Title:

                                                          "Employer"

                               DT INDUSTRIES, INC.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN

                                    EXHIBIT A

                              PARTICIPANT AGREEMENT